Exhibit 99.1

Akoustis™ Technologies Appoints Former Qorvo

Vice President and Treasurer to its Board of Directors

Charlotte, NC – July 18, 2017 – Akoustis Technologies, Inc. (NASDAQ: AKTS) (“Akoustis” or the “Company”), a manufacturer of patented single-crystal BulkONE® bulk acoustic wave (BAW) high-band RF filters for mobile and other wireless applications, announced today the appointment of Suzanne Rudy to its Board of Directors.  Ms. Rudy, age 62, has more than 25 years of financial and corporate governance experience and will chair the Board’s audit committee. Her addition as Director fills the sixth seat on the Board.

Suzanne spent 16 years at Qorvo, Inc. (Nasdaq: QRVO), a leading supplier of semiconductor solutions for the wireless communications market, where she was Vice President of Tax & Corporate Treasurer, Compliance Officer and Assistant Secretary. During her tenure, she was responsible for all international matters, global tax, legal and risk management, negotiation and execution of mergers, acquisitions, joint ventures, partnerships and licensing agreements. In addition, Suzanne’s treasury duties included financing, traditional procurement of cash and equity transactions. She sat on the steering committee for Sarbanes-Oxley, was a director for all 40 subsidiaries of Qorvo, Inc. and a member of the investor relations team presenting to analysts around the world.

Prior to Qorvo, Suzanne was the Controller at Precision Fabrics Group, Inc. a textile spin-off of Burlington Industries. Additionally, she spent six years as a CPA and manager at the international accounting firm, BDO Seidman, LLP.

From 2012 to 2016, Suzanne was a Director for Delta Apparel, Inc., (NYSE MKT: DLA), where she served on the audit and compensation committees. From 2008 to 2011, she was a director for CommunityOne Bank – a subsidiary of FNB United Corp, a $4.5B publicly traded company (NASDAQ: FNB) - where she served as chairwoman of the audit committee and chairwoman of asset & liability committee.

Suzanne earned a bachelor’s degree in Economics from the University of California, Santa Barbara, and a Master’s of Accounting Degree from the University of North Carolina, Chapel Hill.

Commenting on the announcement, Akoustis Co-Chairman Jerry Neal, stated, “Suzanne is an incredibly accomplished and highly talented executive who brings a wealth of experience gained during her 16-year career at Qorvo. I am confident she will be a valuable addition to the Akoustis Board.”

Ms. Rudy commented, “I am proud to accept the board appointment and look forward to working with Co-Chairmen Jerry Neal and Art Geiss, and CEO Jeff Shealy and the entire Akoustis board and management team in creating and driving shareholder value.  Given my background in the RF semi-conductor industry, I feel confident I can provide the team with meaningful support and insight.”

Akoustis is pioneering next-generation material science to address the market requirements for improved RF filters - targeting higher bandwidth, higher operating frequencies and higher output power compared to incumbent polycrystalline BAW technology deployed today. Superior performance is driven by the significant advances of high-purity, single-crystal piezoelectric materials and the resonator-filter process technology. The advanced material properties drive electro-mechanical coupling, which translates to wide filter bandwidth. High-band RF filters are achieved by leveraging the Company’s high-sound velocity, single-crystal piezoelectric materials. These single-crystal piezoelectric materials offer high-thermal conductivity along the path of heat flow, enabling high-power handling capability of the RF filter.

About Akoustis Technologies, Inc.

Akoustis® (http://www.akoustis.com) is a high-tech RF filter solutions company that designs and manufactures its unique, patented BulkONE® technology to produce single-crystal bulk acoustic wave (BAW) RF filters for mobile and other wireless markets, which facilitate signal acquisition and accelerate band performance between the antenna and digital back end. Its BulkONE® technology will service the fast growing multi-billion dollar market of device OEMs, network providers, and consumers to diminish Front End phone heat, battery drain and signal loss -- all considered to be directly related to current RF polycrystalline filter technologies' limitations. Akoustis’ capital-efficient business model leverages new and existing investments in manufacturing infrastructure within the semiconductor industry. The Company owns and operates a 120,000 sq. ft. ISO-9001 certified commercial wafer-manufacturing facility located in Canandaigua, NY, which includes a state-of-the-art class 100 / class 1000 cleanroom facility - tooled for 150-mm diameter - for the design, development, fabrication and packaging of RF filter, MEMS and semiconductor devices. Akoustis is headquartered in the Piedmont technology corridor between Charlotte and Raleigh, North Carolina.

Forward-Looking Statements

Statements in this press release that are not descriptions of historical facts are forward-looking statements, which are based on management’s current expectations and assumptions and are subject to risks and uncertainties. In some cases, you can identify forward-looking statements by terminology, including “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “should,” “will,” “would” or the negative of these terms or other comparable terminology. Factors that could cause actual results to differ materially from those currently anticipated include, without limitation,

•	risks relating to the results of our research and development activities, including uncertainties relating to semiconductor process manufacturing;
•	the early stage of our BulkONE® technology presently under development;
•	our need for substantial additional funds in order to continue our operations and the uncertainty of whether we will be able to obtain the funding we need;
•	our ability to retain or hire key scientific, engineering or management personnel; our ability to protect our intellectual property rights that are valuable to our business, including patent and other intellectual property rights;
•	our dependence on third-party manufacturers, suppliers, research organizations, testing laboratories and other potential collaborators;
•	our acquisition of STC-MEMS could disrupt our business, may not be successfully integrated, and we may not be able to operate it profitably or realize the benefits of the acquired business within expected timeframes or at all;
•	our ongoing attempts to transfer the Trusted Foundry accreditation from STC-MEMS to Akoustis may be delayed for various reasons or may never occur;
•	our ability to successfully market and sell our technologies;
•	the size and growth of the potential markets for any of our technologies, and the rate and degree of market acceptance of any of our technologies;
•	competition in our industry; and
•	regulatory developments in the U.S. and foreign countries.

In light of these risks, uncertainties and assumptions, the forward-looking statements regarding future events and circumstances discussed in this press release may not occur, and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. You should not rely upon forward-looking statements as predictions of future events. The forward-looking statements included in this presentation speak only as of the date hereof, and, except as required by law, we undertake no obligation to update publicly or privately any forward-looking statements for any reason after the date of this presentation to conform these statements to actual results or to changes in our expectations. The materials do not constitute an offer to sell, or the solicitation of any offer to buy, any securities of Akoustis, or any other entity whatsoever. Any representation to the contrary by any party should be ignored.

Akoustis Contact Information:

COMPANY:
Dave Aichele
Akoustis Technologies, Inc.
VP of Business Development
704-997-5735, ext. 106
daichele@akoustis.com

INVESTORS:

The Del Mar Consulting Group, Inc.

Robert B. Prag, President

858-794-9500

bprag@delmarconsulting.com

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